  As filed with the Securities and Exchange Commission on  February 26, 2001


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            _______________________

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
              (Exact Name of Registrant as Specified in Charter)

           DELAWARE                                     23-1701520
 (State or Other Jurisdiction                        (I.R.S. Employer
     of Incorporation or                              Identification
        Organization)                                    Number)

                            Four Country View Road
                         Malvern, Pennsylvania 19355
                                (610-647-5930)
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN


                           (Full title of the plan)

                    Richard A. Blumenthal, General Counsel
                   Systems & Computer Technology Corporation
                            Four Country View Road
                         Malvern, Pennsylvania 19355
                    (Name and address of agent for service)

                                (610) 647-5930
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                           Proposed maximum    Proposed maximum
Title of shares to be     Amount to be      offering Price        aggregate             Amount of
 registered                registered        per Share(2)     offering price(2)    registration fee(2)
-------------------------------------------------------------------------------------------------------
Common Stock  ($.01         500,000         $11.3125           $5,656,250           $1,414.06
 par value) and
 related Preference
 Stock Purchase
 Rights  (1)
=======================================================================================================

(1) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock of Registrant as reported on the Nasdaq Stock Market on February 23, 2001.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by Systems & Computer Technology Corporation ("Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000; and

          (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 30, 1984, and including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware ("GCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the Company if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the

Company, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

          ARTICLE VII, Section 6 of the Registrant's Restated By-laws provides that the Registrant, to the extent permitted by Section 145 of the GCL, shall indemnify the officers, directors, employees, trustees and agents of the Registrant.

          As permitted by Section 102(b)(7) of the GCL, Article ELEVENTH of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall have any personal liability to the Registrant or its shareholders for any monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article ELEVENTH does not eliminate or limit the liability of the director for any act or omission occurring prior to the date when the Article became effective.

          The Company also has Indemnification Agreements with its officers and directors. The Indemnification Agreements require that the Company advance to any covered officer or director the expenses to investigate, defend, settle or appeal any proceeding. The Indemnification Agreements also require the Company, with limited exceptions, to maintain directors' and officers' liability insurance to cover actions of the officers and directors who are parties to such agreements. Where the Company is obligated to indemnify an officer or director under the Indemnification Agreement, the Company may assume the defense of such proceeding, with counsel approved by the officer or director. An officer or director has the right to employ counsel in any such proceeding at his own expense. If the Company has not assumed the defense of an officer or director where obligated, the fees and expenses of the officer's or director's counsel become those of the Company. If a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such indemnification proceeding was frivolous or not made in good faith, the Company will not be required to indemnify the officer or director. Additionally, unless the Company has consented to a settlement agreement entered into by the officer or director (which consent may not be unreasonably withheld), the Company will not be obligated to indemnify the officer or director for the amount received in the settlement. An officer or director may enforce his rights under the Indemnification Agreement in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part or (ii) no disposition of such claim is made within ninety (90) days of such request.

          The Registrant also has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

     Exhibit No.    Description
     -----------    -----------

          4         2000 Employee Stock Purchase Plan

          5 Opinion of Pepper Hamilton LLP re: legality of the Registrant's stock

          23.1      Consent of Ernst & Young LLP

          23.2      Consent of Pepper Hamilton LLP (included in Exhibit 5)

          24        Power of Attorney (included on the signature page)

Item 9.   Undertakings

          The undersigned Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if
          --------  -------
the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on February 26, 2001.

                                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION


                                   By:  /s/ Michael J. Emmi
                                      _______________________________________
                                        Michael J. Emmi, Chairman of the Board,
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric Haskell and Richard A. Blumenthal, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  February 26, 2001            /s/ Michael J. Emmi
                                  ______________________________________________
                                   Michael J. Emmi
                                   Chairman of the Board, President and
                                   Chief Executive Officer; Director
                                   (principal executive officer)


Date:  February 26, 2001            /s/ Michael D. Chamberlain
                                  ______________________________________________
                                   Michael D. Chamberlain, Director

Date:  February 26, 2001           /s/ Allen R. Freedman
                                  ______________________________________________
                                   Allen R. Freedman, Director


Date:  February 26, 2001           /s/ Thomas I. Unterberg
                                  ______________________________________________
                                   Thomas I. Unterberg, Director


Date:  February 26, 2001           /s/ Gabriel A. Battista
                                  ______________________________________________
                                   Gabriel A. Battista, Director

Date:  February 26, 2001           /s/ Eric Haskell
                                  ______________________________________________
                                   Eric Haskell, Senior Vice President - Finance
                                   and Administration, Treasurer and Chief
                                   Financial Officer (principal financial
                                   officer and principal accounting officer)

                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

     4              2000 Employee Stock Purchase Plan

     5 Opinion of Pepper Hamilton LLP re: legality of the Registrant's stock

     23.1           Consent of Ernst & Young LLP